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                                                   Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration No. 333-75195 of Carrier1 International S.A. of our report dated March 17, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Consolidated Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE EXPERTA AG

/s/ DAVID WILSON                         /s/ JERRY M. MAYER
David Wilson                             Jerry M. Mayer


Erlenbach, Switzerland
May 27, 1999